UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2007

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PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue 10th Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 212-307-3280

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Regulation FD Disclosure.

        The following press release was issued by PennantPark Investment Corporation on July 26, 2007:

PennantPark Investment Corporation

Schedules Earnings Release for the Quarter Ended June 30, 2007

NEW YORK, NY - - (MARKET WIRE) - - 07/26/07 - - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that it will report its third fiscal quarter results for the period ended June 30, 2007 on August 9, 2007 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 10, 2007 to discuss its third fiscal quarter results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 226-1799 approximately 5-10 minutes prior to the call. International callers should dial (416) 340-2218. All callers should reference "PennantPark Investment Corporation" or "conference ID #3230743". An archived replay of the call will be available through August 24, 2007 by calling (800) 408-3053. International callers please dial (416) 695-5800. For all replays, please reference pin #3230743.

About PennantPark Investment Corporation

PennantPark Investment Corporation is a business development company which principally invests in private U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity. From time to time, the Company may also invest in public companies. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Aviv Efrat

PennantPark Investment Corporation

(212) 307-3280

Or visit us at: www.pennantpark.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

/s/ Aviv Efrat
(Signature)

By:	Aviv Efrat
Title:	Chief Financial Officer
Date:	July 26, 2007